Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(29,198)
Unrealized Gain (Loss) on Market Value of Futures	(418,836)
Dividend Income	346
Interest Income	36
Total Income (Loss)	$(447,652)

Expenses
Investment Advisory Fee	$3,852
Brokerage Commissions	562
NYMEX License Fee	156
SEC & FINRA Registration Expense	124
Non-interested Directors' Fees and Expenses	44
Other Expenses	9,610
Total Expenses	14,348
Expense Waiver	(8,647)
Net Expenses	$5,701
Net Gain (Loss)	$(453,353)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$7,697,299
Net Gain (Loss)	(453,353)

Net Asset Value End of Period	$7,243,946
Net Asset Value Per Unit (300,000 Units)	$24.15

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502